Exhibit 10.3

EVERBANK FINANCIAL, L.P.
INCENTIVE PLAN

i

EVERBANK FINANCIAL, L.P.
INCENTIVE PLAN
1. PURPOSES
     1.1 The purposes of the EverBank Financial, L.P. Incentive Plan are to: (a) provide an incentive and reward to key employees of the Partnership and its Affiliates who are, and have been, in a position to contribute materially to expanding and improving the Partnership’s value and profits; (b) aid in attracting and retaining Employees of outstanding ability; and (c) encourage ownership of Units by Employees.
     1.2 This Plan was originally adopted as of September 1, 1998 as the Alliance Capital Partners, L.P. Incentive Plan. In accordance with Section 10.1(a) below, this Plan is hereby amended to reflect the February 2, 2004 name change from Alliance Capital Partners, L.P. to EverBank Financial, L.P.
2. DEFINITIONS
     2.1 For purposes of the Plan the following terms shall have the definition which is attributed to them, unless another definition is clearly indicated by a particular usage and context.
      “Affiliate” means (i) any entity with respect to which the Partnership owns or controls, directly or indirectly, ownership interests having fifty percent (50%) or more of the voting power and (ii) the General Partner.
      “Agreement” means the written document issued by the Committee to a Participant whereby an Award is made to that Participant.
      “Appreciation Rights” means appreciation rights issued to a Participant pursuant to Section 8 hereof.
      “Appreciation Right Price” means the base value established by the Committee for an Appreciation Right on the Effective Date of Grant used in determining the amount of benefit, if any, paid to a Participant.
      “Award” means the issuance pursuant to the Plan of an Option, an Appreciation Right or Restricted Units.
      “Awarded Units” means Units subject to outstanding Awards.
      “Board” means the General Partner’s Board of Directors.
      “Cause” means theft or destruction of property of the Partnership or an Affiliate, disregard of the rules or policies of the Partnership or an Affiliate, or conduct evincing willful or wanton disregard of the interest of the Partnership or an Affiliate. Such determination shall be made by the Committee based on information presented by the

Partnership and/or the Affiliate and the Employee and shall be final and binding on all parties hereto.
      “Code” means the Internal Revenue Code of 1986, as amended.
      “Committee” means a committee appointed by the Board pursuant to Section 3 hereof to administer the Plan.
      “Effective Date of Grant” means the effective date on which the Committee makes an Award.
      “Employee” means any individual who performs services as a common law employee for the Partnership or an Affiliate, and is included on the regular payroll of the Partnership or an Affiliate.
      “Fair Market Value” means the value established by the Committee based upon such factors as the Committee in its sole discretion shall decide including, but not limited to, a valuation prepared by an independent third party appraiser selected, or approved, by the Committee. If at any time the Units are traded on an established trading system, it means the last sale price reported on any exchange or over-the-counter trading system on which Units are trading on a specified date or, if not so trading, the average of the closing bid and asked prices for a Unit on a specified date. If no sale has been made on the specified date, then prices on the last preceding day on which any such sale shall have been made shall be used in determining fair market value under either method prescribed in the previous sentence.
      “General Partner” means the general partner of the Partnership.
      “Option” means the right to purchase from the Partnership a stated number of Units at a specified price.
      “Option Price” means the purchase price per Unit subject to an Option and shall be fixed by the Committee.
      “Participant” means an Employee who has received an Award under the Plan.
      “Partnership” means EverBank Financial, L.P., a limited partnership organized under the laws of the State of Delaware, and any successor thereto.
      “Permanent and Total Disability” shall have the same meaning as given to that term by Code Section 22(e)(3) and any regulations or rulings promulgated thereunder.
      “Plan” means the EverBank Financial, L.P. Incentive Plan, as evidenced herein and as amended from time to time.
      “Restriction Period” means a period commencing on the Effective Date of Grant and ending on such date or upon the achievement of such performance or other criteria as the Committee shall determine. The Restriction Period may, in the sole discretion of the Committee, be structured to provide for a release of restrictions in installments.
      “Restricted Units” means Units issued to the Participant pursuant to Section 9 hereof which are subject to the restrictions of the Plan and the Agreement.
      “Rule 16b-3” means Rule 16b-3 as promulgated by the Securities and Exchange Commission under the 1934 Act, or any successor rule or regulation thereto.
      “Securities Registration” means the date on which the Partnership first registers any class of its securities under Section 12 of the 1933 Act.
      “Units” means an ownership interest in the Partnership of the class or series designated by the Committee in granting the Award.
      “1933 Act” means the Securities Act of 1933, as amended.
      “1934 Act” means the Securities Exchange Act of 1934, as amended.
3. ADMINISTRATION
     3.1 The Plan shall be administered by a Committee composed of not less than two members of the Board and shall be appointed by the Board; provided, however, that following any Securities Registration, each member of the Committee shall be: (a) a “Non-Employee Director” within the meaning of Rule 16b-3; and (b) an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code. The Board may from time to time remove members from or add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board.
     3.2 The action of a majority of the Committee at which a quorum is present, or an action approved in writing by a majority of the Committee, shall be the valid action of the Committee.
     3.3 The Committee shall from time to time at its sole discretion designate the key Employees who shall be Participants, determine all the terms and conditions of Awards as set forth in Section 6.1 of the Plan or otherwise, including the type of Award to be made to each, the exercise period, expiration date and other applicable time periods for each Award, the number of Units subject to each Award, and, if applicable, the Option Price or Appreciation Right Price and the general terms of the Award.
     3.4 The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it and all actions of the Committee shall be final and binding on all parties hereto. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.
4. ELIGIBILITY

     4.1 Each Employee who is a key Employee shall be a Participant, as selected by the Committee in its sole discretion from time to time.
     4.2 Participant may hold more than one Award, but only on the terms and subject to the restrictions set forth in the Plan.
5. UNITS
     5.1 The aggregate number of Units which may be issued under the Plan shall be One Million (1,000,000) Units, less the number of Units equal to the number of shares issued or subject to outstanding awards under the AMC Acquisition, Inc. Employee Stock Plan.
     5.2 No Participant shall receive more than five hundred thousand (500,000) Units in the aggregate from all types of Awards under the Plan.
     5.3 In the event that any outstanding Award under the Plan expires or is terminated for any reason, and if such expiration or termination occurs prior to the Participant receiving any payment or other benefit of ownership with respect thereto, the Awarded Units subject to that Award may again be the subject of an Award under the Plan.
6. TERMS AND CONDITIONS
     6.1 Awards granted pursuant to the Plan shall be authorized by the Committee under terms and conditions approved by the Committee and shall be evidenced by Agreements in such form as the Committee shall from time to time approve, which Agreements shall contain or shall be subject to the following terms and conditions, whether or not such terms and conditions are specifically included therein:
      (a) Number of Units. Each Agreement shall state the number of Units to which the Award pertains.
      (b) Date. Each Agreement shall state the Effective Date of Grant.
      (c) Price. With respect to each Award, or portion thereof, which requires payment of an Option Price, the Agreement shall state the Option Price. With respect to each Award of an Appreciation Right, the Agreement shall state the Appreciation Right Price.
      (d) Exercise. With respect to each Award of an Option or an Appreciation Right, the Agreement shall describe the time at which such Option or Appreciation Right may be exercised, and designate any applicable vesting schedule, as determined by the Committee.
      (e) Method and Time of Payment. With respect to any Award, or portion thereof, which requires payment of an Option Price, the Option Price shall be payable on the exercise of the Award and shall be paid in cash, or, with the consent of the Committee, in Units (including Units acquired pursuant to the Plan), or a combination of both. Units transferred in payment of the Option Price shall be valued as of date of transfer based on their Fair Market Value.
      (f) Transfer of Option or Units. No Option, Appreciation Right, or Restricted Units (prior to the expiration of the Restriction Period) shall be transferable by the Participant, except by will or the laws of descent and distribution upon the Participant’s death and subject to any other limitations of the Plan.
      (g) Recapitalization. The Committee, in its sole and absolute discretion, shall make appropriate adjustments in: (i) the number of Awarded Units; (ii) the aggregate number of Units which may be issued under the Plan pursuant to Section 5.1 hereof; or (iii) the Option Price or Appreciation Right Price, in order to give effect to changes made in the number of outstanding Units as a result of a merger, consolidation, recapitalization, reclassification, combination, dividend, split, or other relevant change in the capitalization of the Partnership. The Committee shall not be obligated to make any such adjustments; provided, however, with respect to Restricted Units, adjustments will be made to the same extent provided to holders of Units which are not Restricted Units.
      (h) Investment Purpose.
(i)	The Partnership shall not be obligated to sell or issue any Units pursuant to any Award unless such Units are at that time effectively registered or exempt from registration under the 1933 Act. The determination of whether a Unit is exempt from registration shall be made by the Partnership’s legal counsel and its determination shall be conclusive and binding on all parties hereto.
(ii)	Notwithstanding anything in the Plan to the contrary, each Award under the Plan shall be granted on the condition that the acquisition of Units thereunder shall be for investment purposes and not with a view for resale or distribution except that in the event the Units subject to such Award are registered under the 1933 Act, or in the event of a resale of such Units without such registration that would otherwise be permissible, such condition shall be inoperative if, in the opinion of counsel for the Partnership, such condition is not required under the 1933 Act or any other applicable law, regulation, or rule of any governmental agency.
      (i) Other Provisions. Awards authorized under the Plan may contain any other provisions or restrictions as the Committee in its sole and absolute discretion shall deem advisable including, but not limited to:
(i)	Offering Options in tandem with or reduced by other Options, Appreciation Rights or other employee benefits and reducing one Award by the exercise of another Option, Appreciation Right or benefit; or

(ii)	Providing for the issuance to the Participant, upon exercise of an Option and payment of the exercise price thereof with previously owned Units, of an additional Award for the number of Units so delivered, having such other terms and conditions not inconsistent with the Plan as the Committee shall determine.
     6.2 If any certificate of interest evidencing the ownership of Units is issued, the Partnership may place such legends on any such certificates as the Partnership, in its sole discretion, deems necessary or appropriate to reflect restrictions under the Plan, the Agreement, the Code, the securities laws or otherwise.
     6.3 Notwithstanding any provision herein to the contrary, employment shall be at the pleasure of the board of directors, or its designees, of the Partnership, or an Affiliate as the case may be, at such compensation as the appropriate board or designee shall determine. Nothing contained in this Plan or in any Award granted pursuant to it shall confer upon any Employee any right to continue in the employ of the Partnership, or an Affiliate as the case may be, or to interfere in any way with the right of the Partnership or an Affiliate to terminate employment at any time. So long as the Participant shall continue to be an Employee, the Award shall not be affected by any change of the Participant’s duties or position except to the extent the Agreement with the Participant provides otherwise.
     6.4 Any person entitled to exercise an Option or an Appreciation Right may do so in whole or in part by delivering to the General Partner at its principal office, attention Corporate Secretary, a written notice of exercise. The written notice shall specify the number of Units for which an Option or Appreciation Right is being exercised.
      (a) With respect to an Option, the notice shall be accompanied by full payment of the Option Price for the Units being purchased.
      (b) During the Participant’s lifetime, an Option or Appreciation Right may be exercised only by the Participant, or on his behalf by the Participant’s legal guardian.
     6.5 With the consent of the Committee, a Participant may be permitted to satisfy the Partnership’s withholding tax requirements by electing to have the Partnership withhold Units otherwise issuable to the Participant or to deliver to the Partnership Units having a fair market value on the date income is recognized pursuant to exercise of an Option equal to the amount required to be withheld. The election shall be made in writing and shall be made according to such rules and in such form as the Committee may determine.
7. OPTIONS
     7.1 The Option Price shall be established by the Committee in its sole discretion; provided, however, that the Option Price shall not be less than 50% of the Fair Market Value of a Unit on the Effective Date of Grant.
     7.2 An Option may be terminated as follows:

      (a) During the period of continuous employment with the Partnership or an Affiliate, an Option will be terminated only if it has been fully exercised or it has expired by its terms.
      (b) Upon termination of employment, the option will terminate upon the earliest of: (i) the full exercise of the Option; (ii) the expiration of the Option by its terms; or (iii) three months following the date of employment termination; provided, however, should termination of employment (A) result from the death or Permanent and Total Disability of the Participant, the period referenced in clause (iii) hereof shall be one year or (B) be for Cause, the Option will terminate on the date of employment termination. For purposes of the Plan, a leave of absence approved by the Partnership or an Affiliate, as the case may be, shall not be deemed to be termination of employment.
      (c) Subject to the terms of the Agreement with the Participant, if a Participant shall die or become subject to a Permanent and Total Disability prior to the termination of employment with the Partnership or an Affiliate and prior to the termination of an Option, such Option may be exercised to the extent that the Participant shall have been entitled to exercise it at the time of death or disability, as the case may be, by the Participant, the estate of the Participant or the person or persons to whom the Option may have been transferred by will or by the laws of descent and distribution.
     7.3 Except as otherwise expressly provided in the Agreement with the Participant, in no event will the continuation of the term of an Option beyond the date of termination of employment allow the Employee, or his beneficiaries or heirs, to accrue additional rights under the Plan, or to purchase more Units through the exercise of an Option than could have been purchased on the day that employment was terminated.
     7.4 A Participant shall have no rights as a partner with respect to any Units subject to an Option until the date all conditions of exercise have been satisfied. No adjustment shall be made for distributions, whether in cash, securities or other property or payments or other rights for which the record date is prior to the date of such exercise, except as provided in Section 6.1(g) hereof.
8. APPRECIATION RIGHTS
     8.1 The Committee, in its sole discretion, may grant to any Participant an Appreciation Right. The Committee may impose such conditions or restrictions on the exercise of any Appreciation Right as it may deem appropriate.
     8.2 The Appreciation Right Price shall be established by the Committee in its sole discretion. The Appreciation Right Price shall not be less than 50% of Fair Market Value of a Unit on the Effective Date of Grant.
     8.3 Upon exercise of an Appreciation Right, the Participant shall be entitled, subject to the terms and conditions of this Plan and the Agreement, to receive the excess for each Unit being exercised under the Appreciation Right of (i) the Fair Market Value of such Unit on the date of exercise over (ii) the Appreciation Right Price for such Unit.
     8.4 At the sole discretion of the Committee, the payment of such excess shall be made in (i) cash, (ii) Units, or (iii) a combination of both. Units used for this payment shall be valued at their Fair Market Value on the date of exercise of the applicable Appreciation Right.
     8.5 Units subject to an Award of an Appreciation Right shall be considered Units which may be issued under the Plan for purposes of Section 5.1 hereof, unless the Agreement making the Award of the Appreciation Right provides that the exercise of such Appreciation Right results in the termination of an unexercised Option for the same number of Units.
     8.6 An Appreciation Right may be terminated as follows:
      (a) During the period of continuous employment with the Partnership or an Affiliate, an Appreciation Right will be terminated only if it has been fully exercised or it has expired by its terms.
      (b) Upon termination of employment, the Appreciation Right will terminate upon the earliest of: (i) the full exercise of the Appreciation Right; (ii) the expiration of the Appreciation Right by its terms; and (iii) not more than three months following the date of employment termination; provided, however, should termination of employment (A) result from the death or Permanent and Total Disability of the Participant, the period referenced in clause (iii) hereof shall be one year or (B) be for Cause, the Appreciation Right will terminate on the date of employment termination. For purposes of the Plan, a leave of absence approved by the Partnership or an Affiliate, as the case may be, shall not be deemed to be termination of employment unless otherwise provided in the Agreement or by the Partnership on the date of the leave of absence.
      (c) Subject to the terms of the Agreement with the Participant, if a Participant shall die or become subject to a Permanent and Total Disability prior to the termination of employment with the Partnership or an Affiliate and prior to the termination of an Appreciation Right, such Appreciation Right may be exercised to the extent that the Participant shall have been entitled to exercise it at the time of death or disability, as the case may be, by the Participant, the estate of the Participant or the person or persons to whom the Appreciation Right may have been transferred by will or by the laws of descent and distribution.
      (d) Except as otherwise expressly provided in the Agreement with the Participant, in no event will the continuation of the term of an Appreciation Right beyond the date of termination of employment allow the Employee, or his beneficiaries or heirs, to accrue additional rights under the Plan, have additional Appreciation Rights available for exercise or to receive a higher benefit than the benefit payable as if the Appreciation Right was exercised on the date of employment termination.

     8.7 Upon the termination or lapse for any reason of Units of an Appreciation Right which may be issued under the Plan, the number of Units of such Appreciation Right that were terminated or lapsed shall be again available for Award under the Plan.
     8.8 The Participant shall have no rights as a partner with respect to an Appreciation Right. In addition, no adjustment shall be made for distributions, whether in cash, securities or other property or payments or rights except as provided in Section 6.1(g) hereof.
9. RESTRICTED UNITS
     9.1 The Committee may award to a Participant Restricted Units under such terms or conditions as the Committee, in its sole discretion, shall determine and as otherwise provided herein.
     9.2 Restricted Units shall be Units which are subject to a Restriction Period.
     9.3 Unless otherwise specifically provided by the Committee, should the Participant terminate employment for any reason, all Restricted Units which are still subject to the Restriction Period shall be forfeited and returned to the Partnership for no payment.
     9.4 Upon such forfeiture, Units representing such forfeited Restricted Units shall again become available for Award under the Plan.
     9.5 If any certificate of interest evidencing ownership of Restricted Units is issued, the Committee may require under such terms and conditions as it deems appropriate or desirable that such certificates for Restricted Units awarded under the Plan may be held by the Partnership or its designee until the Restriction Period expires. In addition, the Committee may place upon any such certificate such legend as the Committee deems necessary or appropriate and may require as a condition of any receipt of Restricted Units that the Participant shall deliver a an assignment endorsed in blank relating to the Restricted Units.
10. AMENDMENT OR DISCONTINUANCE OF PLAN
     10.1 A majority of the disinterested directors of the General Partner may at any time amend, suspend or discontinue the Plan.
     10.2 No amendment to the Plan shall alter or impair any Award granted under the Plan without the consent of the holders thereof.
11. INDEMNIFICATION OF COMMITTEE
     In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Partnership against the reasonable expenses, including attorneys’ fees, actually incurred in connection with the defense of any pending, threatened or possible action, suit or proceeding, or in connection with any pending, threatened or possible appeal therein, to which they or any of them may be a party by reason of any actual or alleged action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Partnership) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or willful misconduct in the performance of his duties; provided that within sixty days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Partnership the opportunity, at its own expense, to handle and defend the same.
12. NO OBLIGATION TO EXERCISE OPTION OR APPRECIATION RIGHT
     Except as provided below, the granting of an Option, Appreciation Right or Restricted Unit shall impose no obligation upon the Participant to exercise such Option or Appreciation Right or accept such Restricted Unit. So long as the Partnership shall have an Affiliate (“Financial Institution”) that holds deposits insured by the Federal Deposit Insurance Corporation, if the Financial Institution is so directed by its primary federal regulator in the event that the Financial Institution’s capital falls below the minimum requirements, the Committee shall require that Participants either exercise their Options or forfeit their Options.
13. EFFECTIVE DATE; DURATION OF THE PLAN
     13.1 The Plan was effective as of September 1, 1998.
     13.2 No Award may be made after the tenth anniversary of the effective date of the Plan.
14. EFFECT OF PLAN
     The making of an Award under the Plan shall not give the Participant any right to similar grants in future years or any right to be retained in the employ of the Partnership, or an Affiliate, and a Participant shall remain subject to discharge to the same extent as if the Plan were not in effect.
The foregoing is acknowledged as the EverBank Financial, L.P. Incentive Plan as adopted by a majority of the disinterested directors of EverBank Financial Corp, the General Partner of EverBank Financial, L.P., as of February 2, 2004, and effective as of adoption.

EverBank Financial Corp, the general partner of EverBank Financial, L.P.
By:	/s/ Thomas A. Hajda
	Name:	Thomas A. Hajda
	Title:	Senior Vice President